Exhibit 32.1

CEO/CFO Certification Pursuant to § 906 of the
Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)

The undersigned, as the Chief Executive Officer and Chief Financial Officer of Golden Phoenix Minerals, Inc., respectively, certify that, to the best of their knowledge and belief, the Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which accompanies this certification, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Golden Phoenix Minerals, Inc. at the dates and for the periods indicated.

The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaim any obligation to update the foregoing certification except as required by law.

Date: April 14, 2014	/s/ Donald B. Gunn
Donald B. Gunn
Chief Executive Officer

Date: April 14, 2014	/s/ Dennis P. Gauger
Dennis P. Gauger
Chief Financial Officer